                                                                    Exhibit 4.21

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                                     FORM OF

                              PREFERRED SECURITIES

                               GUARANTEE AGREEMENT

                                     BETWEEN

                                 PARTNERRE LTD.

                                 (AS GUARANTOR)

                                       AND

                               JPMORGAN CHASE BANK

                             (AS GUARANTEE TRUSTEE)

                                   DATED AS OF

                                _______ __, 200_


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


                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1  Definitions......................................................1

                                   ARTICLE II

                               TRUST INDENTURE ACT

SECTION 2.1  Trust Indenture Act:  Application................................5
SECTION 2.2  List of Holders..................................................5
SECTION 2.3  Reports by the Guarantee Trustee.................................5
SECTION 2.4  Periodic Reports to the Guarantee Trustee........................6
SECTION 2.5  Evidence of Compliance with Conditions Precedent.................6
SECTION 2.6  Events of Default; Waiver........................................6
SECTION 2.7  Event of Default; Notice.........................................6
SECTION 2.8  Conflicting Interests............................................7

                                   ARTICLE III

                 POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

SECTION 3.1  Powers and Duties of the Guarantee Trustee.......................7
SECTION 3.2  Certain Rights of the Guarantee Trustee..........................8
SECTION 3.3  Indemnity.......................................................10

                                   ARTICLE IV

                                GUARANTEE TRUSTEE

SECTION 4.1  Guarantee Trustee; Eligibility..................................10
SECTION 4.2  Appointment, Removal and Resignation of Guarantee Trustees......11


                                    ARTICLE V

                                    GUARANTEE

SECTION 5.1  Guarantee.......................................................11
SECTION 5.2  Waiver of Notice and Demand.....................................11
SECTION 5.3  Obligations Not Affected........................................12
SECTION 5.4  Rights of Holders...............................................12
SECTION 5.5  Guarantee of Payment............................................13
SECTION 5.6  Subrogation.....................................................13


                                      (i)

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SECTION 5.7  Independent Obligations.........................................13
SECTION 5.8  Net Payments....................................................13

                                   ARTICLE VI

                       LIMITATION OF TRANSACTIONS; RANKING

SECTION 6.1  Limitation of Transactions......................................15
SECTION 6.2  Ranking.........................................................15
SECTION 6.3  Pari Passu Guarantees...........................................16

                                   ARTICLE VII

                                   TERMINATION

SECTION 7.1  Termination.....................................................16

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.1  Successors and Assigns..........................................16
SECTION 8.2  Amendments......................................................16
SECTION 8.3  Notices.........................................................17
SECTION 8.4  Benefit.........................................................18
SECTION 8.5  Holders of Preferred Securities as Third Party Beneficiaries....18
SECTION 8.6  Governing Law...................................................18
SECTION 8.7  Interpretation..................................................18
SECTION 8.8  Submission to Jurisdiction......................................19
SECTION 8.9  Judgment Currency...............................................20


                                      (ii)

                               GUARANTEE AGREEMENT

         This PREFERRED SECURITIES GUARANTEE AGREEMENT (this "Guarantee Agreement" or this "Guarantee"), dated as of _______ __, 200_, is executed and delivered by PartnerRe Ltd., a Bermuda company ("PartnerRe" or the "Guarantor"), having its principal executive offices at 96 Pitts Bay Road, Pembroke HM 08, Bermuda, and JPMorgan Chase Bank, a New York banking corporation, having a corporate trust office located at 450 West 33rd Street, New York, New York 10001, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of PartnerRe Capital Trust II, a Delaware statutory business trust (the "Issuer").

         WHEREAS, pursuant to an Amended and Restated Trust Agreement, dated as of _______ __, 200_, among the Trustees named therein, JPMorgan Chase Bank, as Property Trustee, Chase Manhattan Bank USA, National Association, a national banking association, as Delaware Trustee, PartnerRe Finance II Inc., a Delaware corporation, as depositor (in such capacity, the "Depositor"), and the Holders from time to time of undivided beneficial ownership interests in the assets of the Issuer (the "Trust Agreement"), the Issuer is issuing $___________ aggregate liquidation preference of its ___% Preferred Securities (liquidation preference $__ per preferred security) (the "Preferred Securities") representing preferred undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Trust Agreement;

         WHEREAS, the Preferred Securities will be issued by the Issuer and the proceeds thereof, together with the proceeds from the issuance of the Issuer's Common Securities (as defined herein), will be used to purchase the Junior Subordinated Debt Securities (as defined herein) of PartnerRe Finance II Inc. (in its capacity as issuer of the Junior Subordinated Debt Securities, the "Junior Subordinated Debt Securities Issuer"), which will be deposited with JPMorgan Chase Bank, as Property Trustee under the Trust Agreement, as trust assets; and

         WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Preferred Securities.

                                   ARTICLE I

                                   DEFINITIONS

SECTION 1.1 Definitions
            -----------

         As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used, but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

         "Additional Amounts" means any additional amounts which are required
          ------------------
hereby or by the terms of the Preferred Securities, under circumstances specified herein or in the Trust Agreement to be paid by the Guarantor in respect of certain taxes, assessments or other governmental charges imposed on Holders specified herein or therein and which are owing to such Holders.

         "Affiliate" of any specified Person means any other Person directly or
          ---------
indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that an Affiliate of the Guarantor shall not be deemed to include the Issuer. For the purpose of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Authorized Officer" means, when used with respect to any Person, the
          ------------------
Chairman of the Board of Directors, a Vice Chairman, the President, a Vice President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Chief Investment Officer, the Chief Accounting Officer, the General Counsel, the Secretary or an Assistant Secretary, of such Person.

         "Capitalized Lease Obligations" means an obligation under a lease that
          -----------------------------
is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles.

         "Common Securities" means the securities representing common undivided
          -----------------
beneficial interests in the assets of the Issuer.

         "Event of Default" means a default by the Guarantor on any of its
          ----------------
payment or other obligations under this Guarantee Agreement; provided, however, that, except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice.

         "Guarantee Payments" means the following payments or distributions,
          ------------------
without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accrued and unpaid Distributions (as defined in the Trust Agreement) that are required to be paid on such Preferred Securities, to the extent the Issuer shall have funds on hand available therefor at such time, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price") with respect to Preferred Securities called for redemption by the Issuer, to the extent the Issuer shall have funds on hand available therefor at such time and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer, other than in connection with the distribution of the Junior Subordinated Debt Securities to the Holders, the lesser of (a) the aggregate of the liquidation preference of $__ per Preferred Security plus accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer shall have funds on hand available to make such payment and (b) the amount of assets of the Issuer remaining available for distribution to Holders of the Preferred Securities upon liquidation of the Issuer (in either case, the "Liquidation Distribution").

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         "Guarantor Senior Indebtedness" means all Indebtedness of the Guarantor
          -----------------------------
outstanding at any time, except (a) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or pari passu with the Guarantor's obligations under this Guarantee in respect of the Preferred Securities or any other Indebtedness ranking pari passu therewith, (b) Indebtedness to a Subsidiary of the Guarantor or to any officer, director or employee of the Guarantor or any Subsidiary of the Guarantor, (c) any guarantee of Indebtedness of a Subsidiary of the Guarantor or any officer, director or employee of the Guarantor or any Subsidiary of the Guarantor, (d) interest accruing after the filing of a petition initiating any proceeding relating to the Guarantor referred to in
Section 5.1(6) and Section 5.1(7) of the Indenture unless such interest is an allowed claim enforceable against the Guarantor in a proceeding under federal or state bankruptcy laws, (e) trade accounts payable, (f) the Guarantor's obligations (x) under this Guarantee in respect of the Preferred Securities or
(y) pursuant to its guarantee of other securities which are similar to the Preferred Securities issued by a trust, partnership or other entity affiliated with the Guarantor which is a financing vehicle of the Guarantor or of any Affiliate of the Guarantor and (g) the obligations of the Guarantor under the Junior Subordinated Debt Securities Guarantee and all guarantees similar to the Junior Subordinated Debt Securities Guarantee with respect to securities similar to the Junior Subordinated Debt Securities issued by any entity affiliated with the Guarantor which is a financing vehicle of the Guarantor or of any Affiliate of the Guarantor.

         "Guarantee Trustee" means JPMorgan Chase Bank, until a Successor
          -----------------
Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

         "Holder" shall mean any holder, as registered on the books and records
          ------
of the Issuer, of any Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Depositor, the Guarantee Trustee or any Affiliate of the Guarantor, the Depositor, or the Guarantee Trustee.

         "Indebtedness" means, with respect to any Person, (i) the principal of
          ------------
and any premium and interest on (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) all obligations of the type referred to in clauses
(i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any lien on any property or asset

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of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (vii) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (i) through (vi) above.

         "Indenture" means the Junior Subordinated Indenture dated as of _______
          ---------
__, 200_ among the Junior Subordinated Debt Securities Issuer, the Guarantor and JPMorgan Chase Bank, as trustee, and any indenture supplemental thereto pursuant to which the Junior Subordinated Debt Securities are to be issued to the Property Trustee of the Issuer.

         "Junior Subordinated Debt Securities" means the $___________ aggregate
          -----------------------------------
principal amount of unsecured junior subordinated debt securities issued by the Junior Subordinated Debt Securities Issuer pursuant to the Indenture.

         "Junior Subordinated Debt Securities Guarantee" means the Junior
          ---------------------------------------------
Subordinated Debt Securities Guarantee Agreement, dated as of _______ __, 200_, between the Guarantor and JPMorgan Chase Bank, as trustee, for the benefit of the Holders (as defined therein) from time to time of the Junior Subordinated Debt Securities.

         "List of Holders" has the meaning specified in Section 2.2(a).
          ---------------

         "Majority in liquidation preference of the Preferred Securities" means,
          --------------------------------------------------------------
except as provided by the Trust Indenture Act, a vote by Holder(s), voting separately as a class, of more than 50% of the liquidation preference of all then outstanding Preferred Securities issued by the Issuer.

         "Officers' Certificate" means, with respect to any Person, a
          ---------------------
certificate signed by two Authorized Officers, at least one of which is a principal executive, principal financial or principal accounting officer, and is delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee shall include:

         (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers' Certificate;

         (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

         "Person" means a legal person, including any individual, corporation,
          ------
estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Responsible Officer" means, with respect to the Guarantee Trustee, any
          -------------------
officer of the Guarantee Trustee with direct responsibility for administration of this Guarantee Agreement and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Successor Guarantee Trustee" means a successor Guarantee Trustee
          ---------------------------
possessing the qualifications to act as Guarantee Trustee under Section 4.1.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as
          -------------------
amended.

                                   ARTICLE II

                               TRUST INDENTURE ACT

SECTION 2.1 Trust Indenture Act: Application
            --------------------------------

         (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

         (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2 List of Holders
            ---------------

         (a) Within 30 days after the receipt by the Guarantor of a request in writing from the Guarantee Trustee, the Guarantor shall furnish or cause to be furnished to the Guarantee Trustee a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders"), such List of Holders to be as of a date not more than 15 days prior to the time such List of Holders is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied list of Holders or has not otherwise been received by the Guarantee Trustee in its capacity as such. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         (b) The Guarantee Trustee shall comply with its obligations under
Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3 Reports by the Guarantee Trustee
            --------------------------------

         Within 60 days after _______ 15 of each year commencing with _______ 15, 200_, the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust

Indenture Act. The Guarantee Trustee shall also comply with the requirements of
Section 313(d) of the Trust Indenture Act.

SECTION 2.4 Periodic Reports to the Guarantee Trustee
            -----------------------------------------

         The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders, such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

SECTION 2.5 Evidence of Compliance with Conditions Precedent
            ------------------------------------------------

         The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION 2.6 Events of Default; Waiver
            -------------------------

         The Holders of a Majority in liquidation preference of the Preferred Securities may, by vote, on behalf of all Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7 Event of Default; Notice
            ------------------------

         (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default known to the Guarantee Trustee, transmit by mail, first class postage prepaid, to the Holders, notices of all such Events of Default, unless such defaults have been cured or waived before the giving of such notice, provided, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as a the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

         (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer of the Guarantee Trustee charged with the administration of the Trust Agreement shall have actual knowledge or shall have obtained written notice, of such Event of Default.

SECTION 2.8 Conflicting Interests
            ---------------------

         The Trust Agreement shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III

                 POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE


SECTION 3.1 Powers and Duties of the Guarantee Trustee
            ------------------------------------------


         (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to Section 5.4(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

         (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

         (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (d) No provision of this Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its negligent failure to act or its own bad faith or willful misconduct, except that:

                  (i) prior to the occurrence of any Event of Default and after the curing or waiving of such Events of Default that may have occurred:

                           (A) the duties and obligations of the Guarantee
                  Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement, and

                           (B) in the absence of bad faith on the part of the
                  Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

                  (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation preference of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

                  (iv) no provision of this Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 3.2 Certain Rights of the Guarantee Trustee
            ---------------------------------------

         (a) Subject to the provisions of Section 3.1:

                  (i) The Guarantee Trustee may rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (ii) Any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein.

                  (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                  (iv) The Guarantee Trustee may consult with competent legal counsel, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

                  (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity reasonably satisfactory to the Guarantee Trustee, against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

                  (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

                  (viii) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee Agreement, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

                  (ix) Whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders of a Majority in liquidation preference of the Preferred Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

                  (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

SECTION 3.3 Indemnity
            ---------

         The Guarantor agrees to indemnify the Guarantee Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder and including the reasonable fees and expenses of its counsel. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Agreement as a result of any amount due to it under this Guarantee Agreement.

         The provisions of this Section 3.3 shall survive the termination of this Guarantee Agreement or the resignation or removal of the Guarantee Trustee.

                                   ARTICLE IV

                                GUARANTEE TRUSTEE

SECTION 4.1 Guarantee Trustee; Eligibility
            ------------------------------

         (a) There shall at all times be a Guarantee Trustee which shall:

                  (i) not be an Affiliate of the Guarantor or the Depositor; and

                  (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital of at least 50 million U.S. dollars ($50,000,000), and shall be a corporation meeting the requirements of Section 310(c) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

         (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2 Appointment, Removal and Resignation of Guarantee Trustees
            ----------------------------------------------------------

         (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

         (b) The Guarantee Trustee shall not be removed in accordance with
Section 4.2(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

         (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

         (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

                                   ARTICLE V

                                    GUARANTEE

SECTION 5.1 Guarantee
            ---------

         The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert, except the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2 Waiver of Notice and Demand
            ---------------------------

         The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3 Obligations Not Affected
            ------------------------

         The obligations, covenants, agreements and duties of the Guarantor under this Guarantee shall be as if it were a principal obligor and not merely a surety, and shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

         (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Junior Subordinated Debt Securities or so provided by the Indenture);

         (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

         (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

         (e) any invalidity of, or defect or deficiency in, the Preferred Securities; or

         (f) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4 Rights of Holders
            -----------------

         The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any Holder may, to the extent permitted by law, institute a legal proceeding directly against the

Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other Person. The Guarantor waives any right or remedy to require that any action on this Guarantee Agreement be brought first against the Issuer or any other Person or entity before proceeding directly against the Guarantor.

SECTION 5.5 Guarantee of Payment
            --------------------

         This Guarantee creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Junior Subordinated Debt Securities to Holders as provided in the Trust Agreement.

SECTION 5.6 Subrogation
            -----------

         The Guarantor shall be subrogated to all rights, if any, of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7 Independent Obligations
            -----------------------

         The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections
(a) through (f), inclusive, of Section 5.3 hereof.

SECTION 5.8 Net Payments
            ------------

         All Guarantee Payments required to be made hereunder shall be made by the Guarantor without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Islands of Bermuda or such other jurisdiction in which the Guarantor (or any of its successors under the Guarantee Agreement) may be organized (each, a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or ruling promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the Guarantor shall, subject to certain limitations and exceptions set forth below, pay to the Holder of any Preferred Security such Additional Amounts as may be necessary so that every Guarantee Payment made to such Holder, after such withholding or deduction, shall not be less than the amount provided for in this Guarantee Agreement to be then due and payable; provided, however, that the Guarantor shall not be required to make payment of such Additional Amounts for or on account of:

         (1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such Holder: (A) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such Preferred Security; (B) presented such Preferred Security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such Preferred Security could not have been presented for payment elsewhere; or (C) presented such Preferred Security more than thirty (30) days after the date on which the payment in respect of such Preferred Security first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented such Preferred Security for payment on any day within such period of thirty (30) days;

         (2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

         (3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of such Preferred Security to comply with any reasonable request by the Guarantor or the Trust addressed to the Holder within 90 days of such request (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or
(B), is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

         (4) any combination of items (1), (2) and (3);

nor shall Additional Amounts be paid with respect to any Guarantee Payment to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of the related Preferred Security, but only to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of such Preferred Security.

                                   ARTICLE VI

                       LIMITATION OF TRANSACTIONS; RANKING

SECTION 6.1 Limitation of Transactions
            --------------------------

         The Guarantor hereby covenants and agrees that, so long as any Preferred Securities remain outstanding, it will not, and will not permit any of its Subsidiaries to, (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the outstanding capital shares of the Guarantor or (b) make any payment of principal of, interest or premium, if any, on or repay, repurchase or redeem any debt security of the Guarantor that ranks junior in interest to the Junior Subordinated Debt Securities or the guarantee in respect thereof, as the case may be, or make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any Subsidiary of the Guarantor if such guarantee ranks junior in interest to the Junior Subordinated Debt Securities or the guarantee in respect thereof, as the case may be (other than (i) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of, common shares of the Guarantor, (ii) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (iii) payments under any preferred securities guarantee, (iv) the purchase of fractional shares resulting from a reclassification of the Guarantor's capital stock, (v) the exchange or conversion of any class or series of the Guarantor's (or any Subsidiary's) capital stock for another class or series of the Guarantor's (or any Subsidiary's) capital stock or of any class or series of the Guarantor's (or any Subsidiary's) indebtedness, (vi) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and (vii) repurchases, redemptions or other acquisitions of shares of capital stock of the Guarantor or any subsidiary under any employment agreement or benefit plan for the benefit of the Guarantor's directors, officers, or employees, or any dividend reinvestment or director, officer or employee stock purchase plan of the Guarantor) if at such time (1) there shall have occurred any event of which the Guarantor has actual knowledge that (A) with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Indenture and (B) in respect of which the Guarantor, as the case may be, shall not have taken reasonable steps to cure, (2) the Guarantor shall be in default with respect to its payment of any obligations under this Guarantee Agreement or (3) the Guarantor shall have given notice of its election to begin an Extension Period (as defined in the Indenture) with respect to the Junior Subordinated Debt Securities as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

SECTION 6.2 Ranking
            -------

         This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to Guarantor Senior Indebtedness, it being understood that the terms of Article 16 of the Indenture shall apply to the obligations of the Guarantor under this Guarantee Agreement as if (w) such Article 16 were set forth herein in full, (x) such guarantee obligations provided were substituted for the term "Securities" appearing in such Article 16 (y) Guarantor Senior Indebtedness were substituted for the term "Senior

Indebtedness" appearing in such Article 16 and (z) the Guarantor were substituted for the term "Company" appearing in such Article 16, and (ii) senior to the Guarantor's common shares.

SECTION 6.3 Pari Passu Guarantees
            ---------------------

         This Guarantee Agreement shall rank pari passu with any similar guarantee agreements issued by the Guarantor on behalf of holders of preferred securities of any other trust, partnership or other entity affiliated with the Guarantor which is a financing vehicle of the Guarantor or any subsidiary of the Guarantor in connection with the issuance by such entity of preferred securities or other securities which are similar to preferred securities that are guaranteed by the Guarantor pursuant to an instrument that ranks pari passu with or junior in right of payment to this Guarantee Agreement.

                                   ARTICLE VII

                                   TERMINATION

SECTION 7.1 Termination
            -----------

         This Guarantee shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Preferred Securities, (ii) the distribution of the Junior Subordinated Debt Securities to all Holders in exchange for the Preferred Securities or (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to the Preferred Securities or under this Guarantee Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.1 Successors and Assigns
            ----------------------

         All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger, or sale involving the Guarantor that is permitted under Article 8 of the Indenture and pursuant to which the assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.

SECTION 8.2 Amendments
            ----------

         Except with respect to any changes that do not adversely affect the rights of Holders in any material respect (in which case no consent of Holders will be required), and any changes to Sections 5 and 6.1 hereto (which may only be amended in writing with the prior approval of each Holder of the Preferred Securities then outstanding) this Guarantee Agreement may only be amended in writing by the parties hereto with the prior approval of the Holders of at least a Majority in liquidation preference of the Preferred Securities. The provisions of Article VI of the Trust Agreement concerning meetings of Holders apply to the giving of such approval.

SECTION 8.3 Notices
            -------

         Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

         (a) If given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Guarantor and the Holders):

              JPMorgan Chase Bank
              450 West 33rd Street, 15th Floor
              New York, New York 10001
              Attention:  Institutional Trust Services

         (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders):

              PartnerRe Ltd.
              96 Pitts Bay Road
              Pembroke HM 08
              Bermuda
              Attention: General Counsel

              with a copy to:

              Willkie Farr & Gallagher
              787 Seventh Avenue
              New York, New York 10019
              Attention: John S. D'Alimonte, Esq.

         (c) If given to the Issuer, in care of the Guarantee Trustee, at the Issuer's (and the Guarantee Trustee's) address set forth below or such other address as the Guarantee Trustee on behalf of the Issuer may give notice to the
Holders:

              PartnerRe Capital Trust II
              c/o PartnerRe Ltd.
              96 Pitts Bay Road
              Pembroke HM 08
              Bermuda
              Attention: General Counsel

              with a copy to:

              JPMorgan Chase Bank
              450 West 33rd Street, 15th Floor
              New York, New York 10001
              Attention:  Institutional Trust Services

         (d) If given to any Holder, at the address set forth on the books and records of the Issuer.

         All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 8.4 Benefit
            -------

         This Guarantee is solely for the benefit of the Holders and is not separately transferable from the Preferred Securities.

SECTION 8.5 Holders of Preferred Securities as Third Party Beneficiaries.
            -------------------------------------------------------------

         The Guarantor hereby acknowledges that, to the extent specifically set forth herein, the holders of the Preferred Securities of a PartnerRe Trust shall expressly be third party beneficiaries of this Guarantee Agreement.

SECTION 8.6 Governing Law
            -------------

         THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND PERFORMED IN THAT STATE.

SECTION 8.7 Interpretation
            --------------

         In this Guarantee, unless the context otherwise requires:

         (a) capitalized terms used in this Guarantee Agreement, but not defined in the preamble hereto have the respective meanings assigned to them in this
Section 1.1 or in the Trust Agreement, as the case may be;

         (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

         (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

         (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement, unless otherwise specified;

         (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement, unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

         (f) a reference to the singular includes the plural and vice versa; and

         (g) the masculine, feminine, or neuter genders used herein shall include the masculine, feminine and neuter genders.


SECTION 8.8 Submission to Jurisdiction
            --------------------------

         The Guarantor agrees that any judicial proceedings instituted in relation to any matter arising under this Guarantee Agreement may be brought in any United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York to the extent that such court has subject matter jurisdiction over the controversy, and, by execution and delivery of this Guarantee Agreement, the Guarantor hereby irrevocably accepts, generally and unconditionally, the jurisdiction of the aforesaid courts, acknowledges their competence and irrevocably agrees to be bound by any judgment rendered in such proceeding. The Guarantor also irrevocably and unconditionally waives for the benefit of the Guarantee Trustee and the Holders any immunity from jurisdiction and any immunity from legal process (whether through service or notice, attachment prior to judgment, attachment in the aid of execution, execution or otherwise) in respect of this Guarantee Agreement. The Guarantor hereby irrevocably designates and appoints, for the benefit of the Guarantee Trustee and the Holders for the term of this Guarantee Agreement, PartnerRe U.S. Corporation, One Greenwich Plaza, Greenwich, CT 06830-6352, as its agent to receive on its behalf service of all process (with a copy of all such service of process to be delivered to Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, Attention: John S. D'Alimonte, Esq.) brought against it with respect to any such proceeding in any such court in The City of New York, such service being hereby acknowledged by the Guarantor to be effective and binding service on it in every respect whether or not the Guarantor shall then be doing or shall have at any time done business in New York. Such appointment shall be irrevocable so long as any of the Securities or the obligations of the Guarantor hereunder remain outstanding, or until the appointment of a successor located in New York or Connecticut by the Guarantor and such successor's acceptance of such appointment. Upon such acceptance, the Guarantor shall notify the Guarantee Trustee in writing of the name and address of such successor. The Guarantor further agrees for the benefit of the Guarantee Trustee and the Holders to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said PartnerRe U.S. Corporation in full force and effect so long as any of the Preferred Securities or the obligations of the Guarantor hereunder shall be outstanding. The Guarantee Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Guarantor to take any such action. Nothing herein shall affect the right to serve process in any other manner permitted by any law or limit the right of the Guarantee Trustee or any Holder to institute proceedings against the Guarantor in the courts of any other jurisdiction or jurisdictions.

SECTION 8.9 Judgment Currency
            -----------------

         The Guarantor agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of any Guarantee Payment (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Guarantee Trustee could purchase in The City of New York the requisite amount of the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which a final unappealable judgment is given and (b) its obligations under this Guarantee Agreement to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments,
(ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Guarantee Agreement. For purposes of the foregoing, "New York Banking Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

                [THE REST OF THIS PAGE LEFT INTENTIONALLY BLANK]

         THIS PREFERRED SECURITIES GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                   PARTNERRE LTD.,
                                        as Guarantor

                                   By:
                                      -------------------------------------
                                      Name:
                                      Title:


                                   JPMORGAN CHASE BANK,
                                        as Guarantee Trustee

                                   By:
                                      -------------------------------------
                                      Name:
                                      Title: